Exhibit 5.2
[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]
June 13, 2006
The DRH Capital Trusts
(as defined below)
c/o D.R. Horton, Inc.
301 Commerce Street, Suite 500
Fort Worth, Texas 76102
          Re: The DRH Capital Trusts
Ladies and Gentlemen:
          We have acted as special Delaware counsel to DRH Capital Trust I, a Delaware statutory trust (“DRH Capital Trust I”), DRH Capital Trust II, a Delaware statutory trust (“DRH Capital Trust II”), and DRH Capital Trust III, a Delaware statutory trust (“DRH Capital Trust III” and, collectively with DRH Capital Trust I and DRH Capital Trust II, the “DRH Capital Trusts”), in connection with certain matters of Delaware law relating to the formation of the DRH Capital Trusts and the proposed issuance of Trust Preferred Securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission by D.R. Horton, Inc., Delaware corporation (the “Company”), on or about the date hereof (the “Registration Statement”). Capitalized terms used herein and not otherwise herein defined are used with respect to a DRH Capital Trust as defined in the Form Governing Instrument (as defined below) of such DRH Capital Trust.
          In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of DRH Capital Trust I as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on March 16, 2001, as amended by a Certificate of Amendment thereto as filed in the State Office on March 9, 2004 (as now and heretofore in effect from time to time, the “DRH Capital Trust I Certificate”); the Declaration of Trust of DRH Capital Trust I dated as of March 16, 2001 (the “DRH Capital Trust I Original Governing Instrument”); the form of Amended and Restated Trust Agreement of DRH Capital Trust I incorporated by reference as an exhibit to the Registration Statement (the “Form DRH Capital Trust I Governing Instrument”); the Certificate of Trust of DRH Capital Trust II

The DRH Capital Trusts
June 13, 2006

as filed in the State Office on March 16, 2001, as amended by a Certificate of Amendment thereto as filed in the State Office on March 9, 2004 (as now and heretofore in effect from time to time, the “DRH Capital Trust II Certificate”); the Declaration of Trust of DRH Capital Trust II dated as of March 16, 2001 (the “DRH Capital Trust II Original Governing Instrument”); the form of Amended and Restated Trust Agreement of DRH Capital Trust II incorporated by reference as an exhibit to the Registration Statement (the “Form DRH Capital Trust II Governing Instrument”); the Certificate of Trust of DRH Capital Trust III as filed in the State Office on March 16, 2001, as amended by a Certificate of Amendment thereto as filed in the State Office on March 9, 2004 (as now and heretofore in effect from time to time and collectively with the DRH Capital Trust I Certificate and the DRH Capital Trust II Certificate, the “Certificates”); the Declaration of Trust of DRH Capital Trust III dated as of March 16, 2001 (collectively with the DRH Capital Trust I Original Governing Instrument and the DRH Capital Trust II Original Governing Instrument, the “Original Governing Instruments”); the form of Amended and Restated Trust Agreement of DRH Capital Trust III incorporated by reference as an exhibit to the Registration Statement (collectively with the Form DRH Capital Trust I Governing Instrument and the Form DRH Capital Trust II Governing Instrument, the “Form Governing Instruments”); the Registration Statement; and a certification of good standing of each DRH Capital Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each DRH Capital Trust; (iii) that the Company, the Property Trustee, the Delaware Trustee and each Administrative Trustee of each DRH Capital Trust will duly authorize, execute and deliver an amended and restated trust agreement of such DRH Capital Trust in the form of the Form Governing Instrument of such DRH Capital Trust (each, a “Governing Instrument”) and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of each DRH Capital Trust and the issuance by each DRH Capital Trust of Trust Preferred Securities, in each case prior to the first issuance of Trust Preferred Securities of such DRH Capital Trust; (iv) that the Trust Preferred Securities of each DRH Capital Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the “Prospectus”) that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all Trust Preferred Securities by each DRH Capital Trust, that would cause a dissolution or liquidation of any DRH Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each DRH Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Dela ware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that prior to the first issuance of Trust Preferred Securities by each DRH Capital Trust, payment of the required consideration therefor

The DRH Capital Trusts
June 13, 2006

will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Trust Preferred Securities of each DRH Capital Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such DRH Capital Trust and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Trust Preferred Securities by each DRH Capital Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Trust Preferred Securities offered by any DRH Capital Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:
          1. Each of the DRH Capital Trusts is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.
          2. The Trust Preferred Securities of each DRH Capital Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of such DRH Capital Trust.
          3. Under the Delaware Act, except to the extent otherwise provided in the applicable Governing Instrument, the holders of Trust Preferred Securities of each DRH Capital Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any holder of Trust Preferred Securities who is, was or becomes a named trustee of a DRH Capital Trust.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading “LEGAL MATTERS” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may

The DRH Capital Trusts
June 13, 2006

hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ DAVID A. HARRIS

David A. Harris